Osteologix Completes Enrollment in Clinical Trial of
Investigational Drug for Osteoporosis

San Francisco, Calif. - April 18, 2007 - Osteologix Inc. (OTC Bulletin Board: OLGX) announced today that it has completed enrollment in the “STRONG Study,” its phase II clinical trial of NB S101, the company’s investigational drug for osteoporosis. Osteologix has enrolled 289 postmenopausal women with low bone mineral density into the study which is being conducted at nine sites located in the United Kingdom and Denmark. The primary endpoint in the trial is the change in patients’ bone resorption, as measured by the biochemical marker CTX-1. Patients enrolled into the trial are being treated for 12 weeks. Osteologix expects to have results of the study near the end of 2007.

“Completing enrollment of all patients into our trial is an achievement which we are all very pleased to have accomplished,” stated Stephan Christgau, Chief Operating Officer and leader of the osteoporosis drug development team at Osteologix. “The rapid pace at which we were able to recruit patients into the study indicates a tremendous interest in new and improved treatments for osteoporosis.”

Osteologix is developing NB S101, a once daily tablet containing strontium malonate as its active ingredient, as a treatment for osteoporosis. The phase II study evaluating NB S101 is a randomized, double-blind, placebo-controlled, parallel-group efficacy and safety trial with the objective of assessing the effects of NB S101 on bone metabolism while also evaluating its safety, tolerability and pharmacokinetics in postmenopausal women. There are five different treatment groups in the study - three groups receive NB S101 (0.75 grams, 1.0 gram and 2.0 grams), one group receives placebo, and one group receives Protelos (a drug for osteoporosis approved in Europe) for a reference comparison. While the study is double-blind for the groups receiving NB S101 and placebo, the study is not blinded for the Protelos group because of its unusual dosing regimen. Protelos contains strontium ranelate as its active ingredient and is only available in a sachet formulation (a powder which must be mixed with water before ingestion). In addition to the primary endpoint of bone resorption, the company will evaluate the effects of NB S101 on bone formation and bone mineral density and will assess side effects.

OSTEOLOGIX, INC. 425 MARKET STREET, SUITE 2230, SAN FRANCISCO, CA 94105
T 415-955-2720 F 415-955-2727
WWW.OSTEOLOGIX.COM

About Osteologix

Osteologix develops proprietary therapeutics for the treatment of important unmet medical needs in bone disease and women’s health. The Company’s lead product, NB S101, is being evaluated in a phase II clinical trial for the treatment of osteoporosis. Based on the Company’s own data as well as data from phase III clinical trials conducted on a similar drug that is approved for sale in Europe, Osteologix believes that NB S101 increases new bone formation and decreases bone resorption. Osteologix further believes that NB S101 will provide patients with greater convenience and fewer side effects than drugs currently approved for osteoporosis in the United States, Europe and elsewhere. Additional information on Osteologix can be obtained on the Company’s website, www.osteologix.com.

FORWARD-LOOKING STATEMENTS:

Certain of the statements set forth in this press release constitute “Forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. All such forward looking statements involve risks and uncertainties, including, but not limited to: statements regarding Osteologix’s research and development programs; proposed marketing and sales; patents and regulatory approvals; the effect of competition and proprietary rights of third parties; the need for and availability of additional financing and access to capital; and the seeking of joint development, licensing or distribution and collaboration and marketing arrangements with pharmaceutical companies. There can be no assurance that such forward-looking statements will prove to be accurate and Osteologix undertakes no obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

Matthew M. Loar
Chief Financial Officer
415-955-2720

OSTEOLOGIX, INC. 425 MARKET STREET, SUITE 2230, SAN FRANCISCO, CA 94105
T 415-955-2720 F 415-955-2727
WWW.OSTEOLOGIX.COM